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                                                                    Exhibit 10.1


                                AMENDMENT NO. 1
                                      TO
                            STAR GAS PARTNERS, L.P.
                         EMPLOYEE UNIT INCENTIVE PLAN


          The Star Gas Partners, L.P. (the "Partnership") Employee Unit Incentive Plan (the "Plan") is hereby amended to increase the number of senior subordinated units (the "Units") of limited partner interests that may be issued under the Plan from 518,000 Units to 600,000 Units.

          As amended, the Plan remains in full force and effect.


Effective as of December 10, 2000